Exhibit (b)(vi)

SIFY LIMITED
Tidel Park, 2" Floor
No. 4, Canal Bank Road
Taramani, Chennai 600 113
India

As of March 9, 2005

Citibank, N.A. - ADR Department
388 Greenwich Street, 14 Floor
New York, New York 10013

Re: Sify Limited ADSs

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 (the Deposit Agreement as so amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, respectively, the “Deposit Agreement”), by and among Sify Limited (formerly known as "Satyam Infoway Limited"), a limited liability company organized under the laws of the Republic of India (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

In connection with the registration of the sale of up to an aggregate of 4,538,200 ADSs (the “Sale ADSs”) by certain selling stockholders (the “Selling Stockholders”), as described in the Registration Statement on Form F-3 (Registration No.: 333-121047), filed with the Commission on December 7, 2004, as may be amended from time to time (the “F-3 Registration Statement”), the Company wishes such Sale. ADSs to be issued under the terms of Section 2.5 of the Deposit Agreement, as supplemented by the terms hereof. The Company and the Depositary have filed with the Commission a Registration Statement on Form F-6 on October 6, 1999 (Registration No. 333-10982), which Registration Statement covers the issuance of ADSs, including, without limitation, the issuance of the Sale ADSs in respect of the sales by the Selling Stockholders on the terms described in the F-3 Registration Statement and in this letter agreement. The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the purposes of accommodating the issuance of the Sale ADSs and specifying the requisite certification process related thereto.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, as follows:

1.                  Depositary Procedures. The Company instructs the Depositary, and the Depositary agrees upon the terms, and subject to the conditions, set forth in this letter agreement, to (i) establish certification procedures to enable the deposit of Shares by the Selling Stockholders (the “Sale Shares”) in connection with the sale by the Selling Stockholders in order to enable the issuance by the Depositary of Sale ADSs under the terms of Sections 2.3 and 2.5 of the Deposit Agreement, as supplemented by the terms of this letter agreement, and (ii) issue the Sale ADSs and, if applicable, the corresponding ADRs evidencing such Sale ADSs (the “Sale ADRs”) in the name of the purchaser(s) (or its/their representative(s)) (in each case, the “Purchaser”) from time to time as identified by the Selling Stockholder in an issuance certification delivered by the Selling Stockholder to the Depositary, which shall be acknowledged by, and contain the necessary representations from, the Company (each, an “Issuance Certification”), a form of which is attached hereto as Exhibit A, and to deliver the Sale ADSs and, if applicable, the Sale ADRs so issued to the Purchaser, in each case in accordance with the instructions set forth on the Issuance Certification.

2.                  Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Sale Shares by the Selling Stockholders, the issuance from time to time of the Sale ADSs to the Purchaser(s), and, if applicable, the issuance and delivery of the Sale ADR(s) to the Purchaser(s), and (ii) take all commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Sale Shares by the Selling Stockholders, the issuance of the Sale ADSs to the Purchaser(s), and, if applicable, the issuance and delivery of the Sale ADR(s) to the Purchaser(s), in each case upon the terms and conditions set forth in the Deposit Agreement (as supplemented by this letter agreement), do not materially prejudice the rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws. In furtherance of the foregoing, the Company shall (w) cause its U.S. counsel to deliver a legal opinion satisfactory to the Depositary addressing the following points: (1) the F-3 Registration Statement has been declared effective under the Securities Act and such F-3 Registration Statement appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder as interpreted by the Commission and to its knowledge, no stop order suspending the effectiveness of the F-3 Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act (or, with respect to any reports incorporated therein by reference, under the Exchange Act), and (2) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (x) cause its Indian counsel to deliver a legal opinion to the Depositary addressing the following points: (1) this letter agreement has been duly executed and delivered for and on behalf of the Company by an officer of the Company duly elected or appointed and thereunto duly authorized and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms in India, except as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity; (2) all requisite permissions, consents, approvals, authorizations and orders (if any) have been obtained and all requisite filings (if any) have been made in India to enable the Company to enter into this letter agreement and for the Company, the Depositary, the Custodian and the Selling Stockholders to engage in the transactions contemplated therein; (3) neither this letter agreement nor any other document or instrument delivered by the Company to the Depositary needs to be recorded or filed with any agency or authority under Indian law, nor does any stamp or similar tax need to be paid under Indian law to ensure the legality, validity or admissibility into evidence of this letter agreement; (4) none of the terms of this letter agreement violate or conflict with, nor does the execution and delivery of this letter agreement or the consummation of the transactions contemplated therein violate or conflict with, the Articles of Association or Memorandum of Association of the Company or any agreement to which the Company is a party or by which the Company is bound; (5) none of the terms nor the transactions contemplated by this letter agreement violate any law, rule, regulation, order, judgment, administrative decree or regulation of India or to which the Company is subject; and (6) all of the equity shares of the Company to be deposited in the American Depositary Receipt facility pursuant to the terms of this letter agreement have been duly authorized and validly issued and are fully paid and nonassessable, and are free of any transfer or voting restrictions, and free of any preemptive rights, (y) require the Selling Stockholder to complete and sign the Issuance Certification and to deliver such completed and signed Issuance Certification to the Company via facsimile (followed by an original) and, (z) acknowledge receipt of the Issuance Certification and provide the Company representations contained therein. Following the execution of the Issuance Certification by the Company, the Company agrees to deliver such Issuance Certification simultaneously to both the Custodian via facsimile and the Depositary via facsimile (followed by an original), located at 111 Wall Street, 15th Floor, New York, NY 10043, facsimile: (212) 825-2029, Attention: Broker Services.

3.                  Limitations on Issuance of Sale ADSs. The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this letter agreement, to issue and to deliver to the Purchaser(s) Sale ADSs and, if applicable, Sale ADR(s), evidencing the applicable number of Sale ADSs, designated by the applicable Selling Stockholders (not, in the aggregate, to exceed the corresponding number of Sale Shares being deposited) upon receipt of (i) confirmation of the due deposit with the Custodian of the applicable number of Sale Shares (including, without limitation, confirmation that any stock transfer taxes payable in respect of such deposit (if any) have been paid), (ii) the opinions of U.S. and Indian counsel identified in Section 2 hereof on the date hereof, (iii) payment by the applicable Selling Stockholder of an ADS issuance fee of $0.025 per Sale ADS issued and taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Sale Shares and the issuance of Sale ADSs (including, without limitation, confirmation that any stock transfer taxes payable in respect of such deposit (if any) have been paid), and (iv) the Issuance Certification properly executed by the Selling Stockholder and the Company. The Sale ADSs issued upon the deposit of Sale Shares shall be identified on the books of the Depositary in the same manner as outstanding Nasdaq-listed ADSs under CUSIP No. 82655M107 and the Sale Shares shall be commingled without distinction from the other Deposited Securities held by the Custodian in respect of the unrestricted ADSs issued under the Deposit Agreement. Upon issuance, the Sale ADSs shall be immediately eligible for inclusion in the book-entry settlement system of The Depository Trust Company, and shall be fully fungible with the other unrestricted ADSs issued under the terms of the Deposit Agreement. Nothing contained in this letter agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Shares (other than the Sale Shares described herein) for deposit under the terms hereof.

4.                  Representations and Warranties. The Company hereby represents and warrants that (a) the Sale Shares currently held by, and to be deposited by, the Selling Stockholders for the purpose of the issuance of the Sale ADSs to the Purchaser(s) are validly issued, fully paid and non-assessable, and free of any statutory preemptive rights of the holders of outstanding Shares, (b) the Selling Stockholders are not prohibited from depositing the Sale Shares with the Custodian as a result of any agreement with the Company, (c) the Sale Shares being deposited by the Selling Stockholders for the issuance of the Sale ADSs to the Purchaser(s) rank pari passu, in all respects, including, without limitation, as to trading, settlement, distributions, liquidation and preemptive rights, to the issued and outstanding Shares that are on deposit under the Deposit Agreement, and (d) it will notify the Depositary and will withhold its execution of the Issuance Certification if at any time the sale of the Sale ADSs by the Selling Stockholders pursuant to the F-3 Registration Statement is not at such time permitted under the Securities Act or if the Company is not, or the Selling Stockholders are not (to the knowledge of the Company), in compliance with their respective obligations or undertakings under the F-3 Registration Statement, the Securities Act, the Exchange Act and the regulations issued thereunder. Such representations and warranties shall survive the deposit of the Sale Shares, the issuance of Sale ADSs and, if applicable, the issuance and delivery of Sale ADR(s).

5.                  Indemnity. The Company and the Depositary acknowledge and agree that the indemnification provisions under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Sale Shares for deposit, the issuance of Sale ADSs to the Purchaser(s) upon the written request of the Selling Stockholders, and, if applicable, the issuance and delivery of Restricted ADR(s), in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this letter agreement.

6.                  Governing Law. This letter agreement shall be interpreted and all rights hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of law thereof

7.                  Filing. The Company and the Depositary acknowledge that a copy hereof will be attached as an exhibit to Item 3 of Part II of the next Registration Statement on Form F-(or post-effective amendment thereof) filed with the Commission in respect of the Sale ADSs.

(signature pages to immediately follow)

The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

SIFY LIMITED

By:	/s/ R Ramaraj
	Name:	R Ramaraj
	Title:	CEO & Managing Director
Date:

CITIBANK, N.A.

By:	/s/ Susan A. Lucanto
	Name:	Susan A. Lucanto
	Title:	Vice President
Date:

EXHIBIT

A.       Form of Issuance Certification

EXHIBIT A
to
Letter Agreement, dated as of March 9, 2005
(the "Letter Agreement"), by and between
Sify Limited
and Citibank, N.A.

----------------------------------------------------------

FORM OF ISSUANCE CERTIFICATION
__________________________________

[DATE], 2005

Sify Limited

Tidel Park, 2nd Floor

No. 4, Canal Bank Road

Taramani, Chennai 600 113 India
Attn.: V Ramasubramanian
Facsimile: +91 44 2254 0771

Citibank, N.A., as Depositary
ADR Department

111 Wall Street, 15th Floor
New York, New York 10043
Attn.: Broker Services

Facsimile: 212.825.2029

Citibank, N.A. — Mumbai, as Custodian

Global Transaction Services

Ramnord House

77 Dr. Annie Besant Rd POB 16586

Worli, Mumbai India 400 018

Attn.: Amit Puri, Account Manager

Facsimile: +91 22 2497 8067

Re: Sify Limited ADSs

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 (the Deposit Agreement, as so amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, respectively, the “Deposit Agreement”), by and among Sify Limited (formerly known as "Satyam Infoway Limited") (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder, and (ii) the Letter Agreement, dated as of March 9, 2005 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Letter Agreement or the Deposit Agreement, as applicable.

This Issuance Certificate is being furnished in connection with our sale of Sale ADSs to the Purchaser identified below.

A.	The undersigned Selling Stockholder hereby certifies that:

1.	the sale of Sale ADSs by me to the Purchaser(s) is registered under, and the terms permitting such sale of Sale ADSs are contemplated and described in, the Registration Statement on Form F-3, filed with the Commission on December 7, 2004, as amended from time to time (Registration No.: 333-121047) (the “Registration Statement”);

2.	to my knowledge, the Purchaser of the Sale ADSs was not, at the time of the purchase of such Sale ADSs, and will not be, at the time of the delivery of such Sale ADSs to the Purchaser, (i) an Affiliate of the Company or a person acting on behalf of such an Affiliate, nor (ii) a citizen of the Republic of India residing within the Republic of India;

3.	I am a "Selling Stockholder" as provided for, and my contact information and beneficial ownership information are properly identified, in the Registration Statement, and I am engaging in the sale upon the terms, and in compliance with all conditions, described in the Registration Statement;

4.	to my knowledge no stop order suspending the effectiveness of the F-3 Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Securities Act (or with respect to any reports incorporated therein by reference, under the Exchange Act);

5.	I have made delivery, or will concurrently with the sale make delivery, to the Purchaser(s) of a prospectus in accordance with, and in full compliance with, the applicable requirements under the Securities Act (and the regulations thereunder);

6.	I have not been advised by the Company that the sale by me of my Sale ADSs to the Purchaser(s) is restricted by the Company on account of any "black-out" periods as a result of U.S. or Indian regulation or course of practice; and

7.	(a) the Sale Shares currently held by me, and to be deposited by me for the purpose of the issuance of the Sale ADSs to the Purchaser(s) are validly issued, fully paid and non-assessable, and free of any preemptive rights, (b) the Sale Shares being deposited by me for the issuance of the Sale ADSs to the Purchaser(s) rank pari passu, in all respects, including, without limitation, as to trading, settlement, distributions, liquidation and preemptive rights, to the issued and outstanding Shares, and (c) I am the legal and beneficial owner of the Sale Shares and such Sale Shares are free and clear of any lien, security interest, option or other charge or encumbrance.

B.             The undersigned Selling Stockholder hereby requests that the Depositary: (i) authorize and instruct the Custodian on the Depositary's behalf to accept the deposit of

[NUMBER OF SHARES]

Sale Shares, and

(ii) following confirmation of receipt by the Custodian of the deposit of Sale Shares provided for in (i) above, issue

[NUMBER OF ADSs]

Sale ADSs in the name of the Purchaser and deliver the Sale ADSs to the Purchaser at the following address:

1.                  If Sale ADSs are to, be issued and delivered by means of book-entry transfer:

Name of DTC Participant:
DTC Participant Account No.:
Account No. for Purchaser at DTC Participant (f/b/o information):
Onward Delivery instructions to Purchaser:
Contact person at DTC Participant:
Daytime Telephone Number of contact person at DTC Participant:

2.                  If Sale ADSs are to be issued delivered in the form of a Sale ADR:

Name:
Street Address:
City, State, and Country:
Nationality:
Social Security or Tax Identification Number:

C.                 The undersigned Selling Stockholder agrees and acknowledges that, prior to the issuance of the Sale ADSs requested in Section B(ii) above, I shall pay to the Depositary all applicable fees of the Depositary (as set forth on Exhibit B to the Deposit Agreement), including, without limitation, an issuance fee of $0.025 per Sale ADS issued, payable in connection with the issuance and delivery of the Sale ADSs.

D.                The undersigned Selling Stockholder further agrees and acknowledges that the Company and the Depositary will rely upon the truth and accuracy of the foregoing certifications and agrees that if any of the certifications made by me herein are no longer accurate, I shall promptly notify the Depositary.

Very truly yours,

[NAME OF SELLING STOCKHOLDER]

Company Acknowledgement and Representations

In connection with the proposed sale of Sale ADSs by the Selling Stockholder named above, we hereby acknowledge receipt of this Issuance Certification and make the following representations:

1.                  the Selling Stockholder is named as such in the Registration Statement;

2.                  to our knowledge no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Securities Act (or with respect to any reports incorporated therein by reference, under the Exchange Act);

3.                  to our knowledge the Purchaser of the Sale ADSs was not, at the time of the purchase of such Sale ADSs, and will not be, at the time of the delivery of such Sale ADSs to the Purchaser, (i) an Affiliate of the Company or a person acting on behalf of such an Affiliate, nor (ii) a citizen of the Republic of India residing within the Republic of India;

4.                  the Selling Stockholder's sale of the Sale ADSs to the Purchaser(s) is not restricted by the Company on account of any applicable "black-out" periods; and

5.                  5. the Selling Stockholder is not prohibited from depositing the Sale Shares with the Custodian as a result of any agreement with the Company.

SIFY LIMITED

By:
Name:
Title:
Date:

EXHIBIT A
to
Letter Agreement, dated as of March 9, 2005
(the "Letter Agreement"), by and between
Sify Limited
and Citibank, N.A.

----------------------------------------------------------

FORM OF ISSUANCE CERTIFICATION
__________________________________

March 17, 2005

Sify Limited

Tidel Park, 2nd Floor

No. 4, Canal Bank Road

Taramani, Chennai 600 113 India
Attn.: V Ramasubramanian
Facsimile: +91 44 2254 0771

Citibank, N.A., as Depositary
ADR Department

111 Wall Street, 15th Floor
New York, New York 10043
Attn.: Broker Services

Facsimile: 212.825.2029

Citibank, N.A. — Mumbai, as Custodian

Global Transaction Services

Ramnord House

77 Dr. Annie Besant Rd POB 16586

Worli, Mumbai India 400 018

Attn.: Amit Puri, Account Manager

Facsimile: +91 22 2497 8067

Re: Sify Limited ADSs

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 (the Deposit Agreement, as so amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, respectively, the “Deposit Agreement”), by and among Sify Limited (formerly known as "Satyam Infoway Limited") (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder, and (ii) the Letter Agreement, dated as of March 9, 2005 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Letter Agreement or the Deposit Agreement, as applicable.

This Issuance Certificate is being furnished in connection with our sale of Sale ADSs to the Purchaser identified below.

A.                The undersigned Selling Stockholder hereby certifies that:

1.	the sale of Sale ADSs by me to the Purchaser(s) is registered under, and the terms permitting such sale of Sale ADSs are contemplated and described in, the Registration Statement on Form F-3, filed with the Commission on December 7, 2004, as amended from time to time (Registration No.: 333-121047) (the “Registration Statement”);

2.	to my knowledge, the Purchaser of the Sale ADSs was not, at the time of the purchase of such Sale ADSs, and will not be, at the time of the delivery of such Sale ADSs to the Purchaser, (i) an Affiliate of the Company or a person acting on behalf of such an Affiliate, nor (ii) a citizen of the Republic of India residing within the Republic of India;

3.	I am a "Selling Stockholder" as provided for, and my contact information and beneficial ownership information are properly identified, in the Registration Statement, and I am engaging in the sale upon the terms, and in compliance with all conditions, described in the Registration Statement;

4.	to my knowledge no stop order suspending the effectiveness of the F-3 Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Securities Act (or with respect to any reports incorporated therein by reference, under the Exchange Act);

5.	I have made delivery, or will concurrently with the sale make delivery, to the Purchaser(s) of a prospectus in accordance with, and in full compliance with, the applicable requirements under the Securities Act (and the regulations thereunder);

6.	I have not been advised by the Company that the sale by me of my Sale ADSs to the Purchaser(s) is restricted by the Company on account of any "black-out" periods as a result of U.S. or Indian regulation or course of practice; and

7.	(a) the Sale Shares currently held by me, and to be deposited by me for the purpose of the issuance of the Sale ADSs to the Purchaser(s) are validly issued, fully paid and non-assessable, and free of any preemptive rights, (b) the Sale Shares being deposited by me for the issuance of the Sale ADSs to the Purchaser(s) rank pari passu, in all respects, including, without limitation, as to trading, settlement, distributions, liquidation and preemptive rights, to the issued and outstanding Shares, and (c) I am the legal and beneficial owner of the Sale Shares and such Sale Shares are free and clear of any lien, security interest, option or other charge or encumbrance.

B.                 The undersigned Selling Stockholder hereby requests that the Depositary: (i) authorize and instruct the Custodian on the Depositary's behalf to accept the deposit of

300,000

Sale Shares, and

(ii) following confirmation of receipt by the Custodian of the deposit of Sale Shares provided for in (i) above, issue

300,000

Sale ADSs in the name of the Purchaser and deliver the Sale ADSs to the Purchaser at the following address:

1.                  If Sale ADSs are to, be issued and delivered by means of book-entry transfer:

Name of DTC Participant:	Fiserv Securities Inc.
DTC Participant Account No.:	DTC0632
Account No. for Purchaser at DTC Participant (f/b/o information):	56949687
Onward Delivery instructions to Purchaser:	None
Contact person at DTC Participant:	JIM DYER
Daytime Telephone Number of contact person at DTC Participant:	212 895 3613

2.                  If Sale ADSs are to be issued delivered in the form of a Sale ADR:

Name:
Street Address:
City, State, and Country:
Nationality:
Social Security or Tax Identification Number:

C.                 The undersigned Selling Stockholder agrees and acknowledges that, prior to the issuance of the Sale ADSs requested in Section B(ii) above, I shall pay to the Depositary all applicable fees of the Depositary (as set forth on Exhibit B to the Deposit Agreement), including, without limitation, an issuance fee of $0.025 per Sale ADS issued, payable in connection with the issuance and delivery of the Sale ADSs.

D.                The undersigned Selling Stockholder further agrees and acknowledges that the Company and the Depositary will rely upon the truth and accuracy of the foregoing certifications and agrees that if any of the certifications made by me herein are no longer accurate, I shall promptly notify the Depositary.

Very truly yours,

[VENTURETECH SOLUTION P LIMITED]

Company Acknowledgement and Representations

In connection with the proposed sale of Sale ADSs by the Selling Stockholder named above, we hereby acknowledge receipt of this Issuance Certification and make the following representations:

1.                  the Selling Stockholder is named as such in the Registration Statement;

2.                  to our knowledge no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Securities Act (or with respect to any reports incorporated therein by reference, under the Exchange Act);

3.                  to our knowledge the Purchaser of the Sale ADSs was not, at the time of the purchase of such Sale ADSs, and will not be, at the time of the delivery of such Sale ADSs to the Purchaser, (i) an Affiliate of the Company or a person acting on behalf of such an Affiliate, nor (ii) a citizen of the Republic of India residing within the Republic of India;

4.                  the Selling Stockholder's sale of the Sate ADSs to the Purchaser(s) is not restricted by the Company on account of any applicable "black-out" periods; and

5.                  the Selling Stockholder is not prohibited from depositing the Sale Shares with the Custodian as a result of any agreement with the Company.

SIFY LIMITED

By:
	Name:	Anil Ahuja
	Title:	Chief Financial Officer
	Date:	March 17, 2005